UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

STAGWELL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13718	86-1390679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65

New York, NY 10007

(Address of principal executive offices) (Zip Code)

(646) 429-1800

(Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 23, 2022, Stagwell Inc. (the “Company”), acting with the unanimous approval of the independent and disinterested directors serving on the Board of Directors of the Company, entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”) of Stagwell Global LLC (“Stagwell Global”), the Company’s operating subsidiary. The Second A&R LLC Agreement amends and restates the Amended and Restated Limited Liability Company Agreement of Stagwell Global LLC, dated as of August 2, 2021, by and among the Company, Stagwell Global, Stagwell Media LP and Stagwell Friends and Family LLC (the “First A&R LLC Agreement”).

The Second A&R LLC Agreement provides, among other things, for tax distribution advances by Stagwell Global to any of its members other than the Company, upon the request of such member, in respect of tax liabilities incurred by such member as result of the allocation to such member of gain recognized with respect to the sale or other taxable disposal of an asset of Stagwell Global subject to Section 704(c) of the Internal Revenue Code of 1986, as amended from time to time. Both the First A&R LLC Agreement and the Second A&R LLC Agreement provide for tax distributions to the Company in respect of such liabilities.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Second A&R LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Limited Liability Company Agreement of Stagwell Global LLC, dated March 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

STAGWELL INC.

By:	/s/ Peter McElligott
Peter McElligott
General Counsel